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                                                                     Exhibit 3.1


                          CERTIFICATE OF INCORPORATION

                                       OF

                           ORION POWER HOLDINGS, INC.

             Pursuant to Section 102 of the General Corporation Law
                            of the State of Delaware

                  The undersigned, in order to form a corporation pursuant to
Section 102 of the General Corporation Law of Delaware, does hereby certify:

                  FIRST: The name of the Corporation is Orion Power Holdings,
Inc.

                  SECOND: The address of the Corporation's registered office in the State of Delaware is Corporation Trust Center, 1209 Orange Street in the City of Wilmington, County of New Castle, Delaware 19801. The name of its registered agent at such address is The Corporation Trust Company.

                  THIRD: The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

                  FOURTH: The total number of shares of all classes of capital stock which the Corporation shall have the authority to issue is 1,000,000 shares, consisting of (i) 500,000 shares of Common Stock, par value $.01 per share (the "Common Stock") and (ii) 500,000 shares of Preferred Stock, par value $.01 per share (the "Preferred Stock").

                  A.   Preferred Stock

                         1. Issuance. The Board of Directors is authorized,
subject to limitations prescribed by law, to provide for the issuance of shares of Preferred Stock in one or more series, to establish the number of shares to be included in each such series, and to fix the designations, powers, preferences, and rights of the shares of each such series, and any qualifications, limitations, or restrictions thereof.
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                  B.   Common Stock

                         1. Dividends. Subject to the preferential rights, if
any, of the Preferred Stock, the holders of shares of Common Stock shall be entitled to receive, when and if declared by the Board of Directors, out of the assets of the Corporation which are by law available therefor, dividends payable either in cash, in property, or in shares of Common Stock.

                         2. Voting Rights. At every annual or special meeting of
stockholders of the Corporation, every holder of Common Stock shall be entitled to one vote, in person or by proxy, for each share of Common Stock standing in his name on the books of the Corporation.

                         3. Liquidation, Dissolution, or Winding Up. In the
event of any voluntary or involuntary liquidation, dissolution, or winding up of the affairs of the Corporation, after payment or provision for payment of the debts and other liabilities of the Corporation and of the preferential amounts, if any, to which the holders of Preferred Stock shall be entitled, the holders of all outstanding shares of Common Stock shall be entitled to share ratably in the remaining net assets of the Corporation.

                  FIFTH: The name and mailing address of the Incorporator is as follows:

                  Name                      Mailing Address
                  Rowena Villanueva         c/o Fried, Frank, Harris, Shriver & Jacobson
                                            One New York Plaza
                                            New York, New York  10004

                  SIXTH: The Board of Directors is expressly authorized to adopt, amend, or repeal the by-laws of the Corporation.

                  SEVENTH: Elections of directors need not be by written ballot unless the by-laws of the Corporation shall otherwise provide.

                  EIGHTH: A director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director; provided, however, that the foregoing shall not eliminate or limit the liability


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of a director (i) for any breach of the director's duty of loyalty to the
Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under
Section 174 of the General Corporation Law of Delaware, or (iv) for any transaction from which the director derived an improper personal benefit. If the General Corporation Law of Delaware is hereafter amended to permit further elimination or limitation of the personal liability of directors, then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent permitted by the General Corporation Law of Delaware as so amended. Any repeal or modification of this Article EIGHTH by the stockholders of the Corporation or otherwise shall not adversely affect any right or protection of a director of the Corporation existing at the time of such repeal or modification. For purposes of this Article EIGHTH, all references to a director shall also be deemed to refer to any person or persons, if any, who, pursuant to a provision of this Certificate of Incorporation, or the by-laws of the Corporation exercise or perform any of the powers or duties otherwise conferred or imposed upon the board of directors of the Corporation.

                  NINTH: The Corporation reserves the right to amend, alter, change, or repeal any provision contained in this Certificate of Incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders herein are granted subject to this reservation.

                  IN WITNESS WHEREOF, I have hereunto set my hand this 5th day of March, 1998, and I affirm that the foregoing certificate is my act and deed and that the facts stated therein are true.


                                           /s/ Rowena Villanueva
                                           _____________________________________
                                           Rowena Villanueva, Incorporator



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                                AMENDMENT TO THE
                          CERTIFICATE OF INCORPORATION
                                       OF
                           ORION POWER HOLDINGS, INC.

     Orion Power Holdings, Inc., a corporation organized and existing under the laws of the State of Delaware (the "Company"), hereby certifies as follows:

     1. The name of the Company is Orion Power Holdings, Inc. The date of the filing of its original Certificate of Incorporation with the Secretary of State of the State of Delaware was March 5, 1998 (the "Original Certificate of Incorporation").

     2. This Amendment to the Certificate of Incorporation amends the provisions of the Original Certificate of Incorporation and (i) was duly adopted by the Board of Directors in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware (the "DGCL"), (ii) was declared by the Board of Directors to be advisable and in the best interests of the Corporation and was directed by the Board of Directors to be submitted to and be considered by the stockholders of the Corporation entitled to vote thereon for approval by the affirmative vote of such stockholders in accordance with Section 242 of the DGCL, and (iii) was duly adopted by a stockholder consent in lieu of a meeting of the stockholders, with the holders of a majority of the outstanding shares of the Corporation's capital stock entitled to vote thereon, and a majority of the outstanding capital stock of each class entitled to vote thereon as a class, of Sections 228 and 242 of the DGCL and the terms of the Original Certificate of Incorporation.

     3. The text of the Original Certificate of Incorporation is hereby amended as follows:

          The first sentence of the Fourth section be amended and restated to read, in its entirety, as follows:

          "FOURTH" The total number of shares of all classes of common stock which the Corporation shall have authority to issue is 2,500,000 shares, consisting of (i) 2,000,000 shares of Common Stock, par value $.01 per share (the "Common Stock") and (ii) 500,000 shares of Preferred Stock, par value $.01 per share (the "Preferred Stock"). The Board of Directors is authorized, subject to limitations prescribed by law, to provide for the issuance of shares of Common Stock or Preferred Stock with preemptive rights."

     I, Jack Fusco, the Chief Operating Officer of the Company, for the purpose of amending the Company's certificate of incorporation pursuant to the DGCL, do make this certificate, hereby declaring and certifying that this is my act and deed on behalf of the Company this 20th day of September, 1999.




                                             /s/ Jack Fusco
                                             -----------------------------------
                                             Name: Jack Fusco
                                             Title: Chief Operating Officer



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